EXHIBIT 99.1

Earnings Release and
Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

News Release
Tanger Reports First Quarter Results and Raises Full-Year 2024 Guidance
Grows Same Center Occupancy by 60 Basis Points Year Over Year
Achieves 9th Consecutive Quarter of Positive Rent Spreads
Increases, Extends and Improves Pricing of Unsecured Lines of Credit

Greensboro, NC, April 30, 2024, Tanger® (NYSE:SKT), a leading owner and operator of outlet and open-air retail shopping destinations, today reported financial results and operating metrics for the three months ended March 31, 2024.

“We are pleased to announce another quarter of strong financial and operating results along with a recent 6% dividend increase,” said Stephen Yalof, President and Chief Executive Officer. “We are strategically focused on elevating and diversifying our tenant mix, driving total rents and leveraging our platform to realize additional growth. We achieved our ninth consecutive quarter of positive rent spreads with continued significant leasing volume, which positions us to further enhance our portfolio for our shoppers and retail partners.”
Mr. Yalof continued, “In early April, we also increased the capacity, extended the term, and improved the pricing of our unsecured lines of credit, further strengthening our balance sheet and liquidity, positioning the Company to continue to execute on its long-term growth strategies and unlock additional value for all of our stakeholders.”

First Quarter Results

•Net income available to common shareholders was $0.20 per share, or $22.2 million, compared to $0.22 per share, or $23.3 million, for the prior year period.
•Funds From Operations (“FFO”) available to common shareholders was $0.51 per share, or $58.6 million, compared to $0.47 per share, or $52.0 million, for the prior year period.
•Core Funds From Operations (“Core FFO”) available to common shareholders was $0.52 per share, or $60.1 million, compared to $0.46 per share, or $51.2 million, for the prior year period. Core FFO in the first quarter of 2024 excluded executive severance costs of $0.01 per share, which was reflected in the Company’s initial full-year 2024 guidance. Core FFO in the first quarter of 2023 excluded the reversal of previously expensed compensation related to a voluntary executive departure of $0.01 per share. The Company does not consider these items to be indicative of its ongoing operating performance.

FFO and Core FFO are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Complete reconciliations containing adjustments from GAAP net income to FFO and Core FFO, if applicable, and further information regarding these non-GAAP measures can be found later in this release. Per share amounts for net income, FFO and Core FFO are on a diluted basis.

Operating Metrics

Key portfolio results for the total stabilized portfolio, including the Company’s pro rata share of unconsolidated joint ventures, were as follows:

•Occupancy was 96.5% on March 31, 2024, compared to 97.3% on December 31, 2023 and 96.5% on March 31, 2023. On a same center basis (excluding Tanger Outlets Asheville and Bridge Street Town Centre in Huntsville, AL, which were acquired in the fourth quarter of 2023), occupancy was 97.1% on March 31, 2024, 97.9% on December 31, 2023 and 96.5% on March 31, 2023.
•Same center net operating income (“Same Center NOI”), which is presented on a cash basis, increased 5.2% to $87.9 million for the first quarter of 2024 from $83.6 million for the first quarter of 2023 driven by higher rental revenues from increased base rent and expense recoveries, as well as the benefit from certain expense refunds, which were partially offset by additional snow removal expenses compared to the prior year.
•Average tenant sales per square foot was $437 for the twelve months ended March 31, 2024 compared to $436 for the twelve months ended December 31, 2023 and $447 for the twelve months ended March 31, 2023.
•On a same center basis, average tenant sales per square foot was $434 for the twelve months ended March 31, 2024 compared to $433 for the twelve months ended December 31, 2023 and $447 for the twelve months ended March 31, 2023.
•The occupancy cost ratio (“OCR”), representing annualized occupancy costs as a percentage of tenant sales, was 9.3% for the twelve months ended March 31, 2024 compared to 9.3% for the twelve months ended December 31, 2023 and 8.8% for the twelve months ended March 31, 2023.
i

•Lease termination fees (which are excluded from Same Center NOI) for the total portfolio totaled $262,000 for the first quarter of 2024 compared to $13,000 for the first quarter of 2023.

Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure can be found later in this release.

Leasing Activity

Leasing activity in the Company’s portfolio continues to be robust. For the total domestic portfolio, including the Company’s pro rata share of domestic unconsolidated joint ventures, total renewed or re-tenanted leases (including leases for both comparable and non-comparable space) executed during the twelve months ended March 31, 2024 included 542 leases, totaling over 2.3 million square feet, compared to 414 leases, totaling nearly 1.7 million square feet, during the twelve months ended March 31, 2023, a 38.9% increase in square feet.

Blended average rental rates were positive for the ninth consecutive quarter at 12.9% on a cash basis for leases executed for comparable space during the twelve months ended March 31, 2024. These blended rent spreads are comprised of re-tenanted rent spreads of 36.0% and renewal rent spreads of 10.6%.

Relative to 2023, the Company continues to expect a higher re-tenanting rate in 2024 as it focuses on portfolio enhancement and further elevating and diversifying its retailer mix. As part of this strategy, as of April 30, 2024, Tanger has renewals executed or in process for 46.6% of the space scheduled to expire during 2024 compared to 58.0% of expiring 2023 space as of April 30, 2023 (total portfolio, including the Company’s pro rata share of unconsolidated joint ventures).

Dividend

On April 10, 2024, the Company’s Board of Directors approved a 5.8% increase in the dividend for common shares from $1.04 to $1.10 per share on an annualized basis. Simultaneously, the Company’s Board of Directors authorized a quarterly cash dividend of $0.275 per share, payable on May 15, 2024 to holders of record on April 30, 2024.

Balance Sheet and Liquidity

As previously announced, on April 12, 2024, Tanger’s operating partnership, Tanger Properties Limited Partnership, amended, increased and extended its unsecured lines of credit. Key elements of the amendments include extending the maturity date to April 2028, with options to extend for an additional year to April 2029. Borrowing capacity was increased to $620 million from $520 million, with an accordion feature to increase total borrowing capacity to $1.2 billion, subject to lender approval. Additionally, the ratings-based pricing grid was revised, including a reduction of 15 basis points at Tanger’s current levels.

The following balance sheet and liquidity metrics are presented for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures. As of March 31, 2024:

•Net debt to Adjusted EBITDAre (calculated as net debt divided by Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”)) improved to 5.7x for the twelve months ended March 31, 2024 from 5.8x for the year ended December 31, 2023. Management estimates that Net debt to Adjusted EBITDAre would be in a range of 5.2x to 5.3x for both periods assuming a full twelve months of Adjusted EBITDAre for Tanger Nashville, Tanger Asheville, and Bridge Street Town Centre, which were added to the portfolio during the fourth quarter of 2023.
•Interest coverage ratio (calculated as Adjusted EBITDAre divided by interest expense) was 4.6x for the first quarter of 2024 and 4.8x for the twelve months ended March 31, 2024.
•Cash and cash equivalents and short-term investments totaled $23.0 million with $474.0 million of availability on the Company’s $520.0 million unsecured lines of credit, which were amended, increased and extended in April 2024, adding an additional $100.0 million of liquidity as noted above.
•Total outstanding debt aggregated $1.6 billion with $112.2 million (principal) of floating rate debt, representing approximately 7% of total debt outstanding and 2% of total enterprise value.
•Weighted average interest rate was 4.1%, including executed swaps, and weighted average term to maturity of outstanding debt, including extension options, was approximately 4.4 years.
•Approximately 89% of the total portfolio’s square footage was unencumbered by mortgages with secured debt of $223.4 million (principal), representing 14% of total debt outstanding.
•Funds Available for Distribution (“FAD”) payout ratio was 54% for the first quarter of 2024.

Adjusted EBITDAre, Net debt and FAD are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDAre, Net debt and FAD and reconciliations to the nearest comparable GAAP measures are included later in this release.

Guidance for 2024

Based on the Company’s results to date and its outlook for the remainder of 2024, management is increasing its full-year 2024 guidance with its current expectations for net income, FFO and Core FFO per share for 2024 as follows:

For the year ending December 31, 2024:	Revised		Previous
	Low Range	High Range	Low Range	High Range
Estimated diluted net income per share	$0.84	$0.92	$0.83	$0.91
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.18	1.18	1.18	1.18
Estimated diluted FFO per share	$2.02	$2.10	$2.01	$2.09
Executive severance costs	0.01	0.01	0.01	0.01
Estimated diluted Core FFO per share	$2.03	$2.11	$2.02	$2.10

Tanger’s estimates reflect the following key assumptions (dollars in millions):

For the year ending December 31, 2024:	Revised		Previous
	Low Range	High Range	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	2.25%	4.25%	2.0%	4.0%
General and administrative expense, excluding executive severance	$76.5	$79.5	$76.5	$79.5
Interest expense - consolidated	$59.5	$61.5	$59.5	$61.5
Other income (expense) (1)	$—	$2.0	$—	$2.0
Annual recurring capital expenditures, renovations and second generation tenant allowances	$50.0	$60.0	$50.0	$60.0
(1)     Includes interest income.

Weighted average diluted common shares are expected to range from approximately 109 million to 110 million for earnings per share and 114 million to 115 million for FFO and Core FFO per share. The estimates above do not include the impact of the acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

First Quarter 2024 Conference Call

Tanger will host a conference call to discuss its first quarter 2024 results for analysts, investors and other interested parties on Wednesday, May 1, 2024, at 8:30 a.m. Eastern Time. To access the conference call, listeners should dial 1-877-605-1702. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tanger.com. A telephone replay of the call will be available from May 1, 2024 at approximately 11:30 a.m. through May 15, 2024 at 11:59 p.m. by dialing 1-877-660-6853, replay access code #13745043. An online archive of the webcast will also be available through May 15, 2024.

Upcoming Events

The Company is scheduled to participate in the following upcoming events:

•A tour of Tanger Outlets Savannah on May 7, 2024 in connection with Wells Fargo’s 27th Annual Real Estate Securities Conference held at the Ritz Carlton in Amelia Island, FL from May 8 through May 9, 2024
•BMO’s 19th Annual Real Estate Conference held at the InterContinental Barclay Hotel in New York, NY on May 8, 2024, including a panel discussion with Stephen Yalof, President and Chief Executive Officer, at 10:15 a.m. Eastern Time
•ICSC Las Vegas held at the Las Vegas Convention Center in Las Vegas, NV from May 20 through May 21, 2024
•Nareit’s REITweek: 2024 Investor Conference held at the New York Hilton Midtown in New York, NY from June 4 through June 6, 2024, including a company presentation on June 4, 2024 at 10:15 a.m. Eastern Time. Additional details about the presentation, including a live audio webcast, will be available to the public on Tanger’s Investor Relations website, investors.tanger.com

About Tanger®

Tanger Inc. (NYSE: SKT) is a leading owner and operator of outlet and open-air retail shopping destinations, with over 43 years of expertise in the retail and outlet shopping industries. Tanger’s portfolio of 38 outlet centers, one adjacent managed center and one open-air lifestyle center comprises over 15 million square feet well positioned across tourist destinations and vibrant markets in 20 U.S. states and Canada. A publicly traded REIT since 1993, Tanger continues to innovate the retail experience for its shoppers with over 3,000 stores operated by more than 700 different brand name companies. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes a supplemental information package for the quarter ended March 31, 2024. For more information on Tanger, call 1-800-4TANGER or visit the Company’s website at www.tanger.com.

The Company uses, and intends to continue to use, its Investor Relations website, which can be found at investors.tanger.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about the Company can also be found through social media channels. The Company encourages investors and others interested in the Company to review the information on its Investor Relations website and on social media channels. The information contained on, or that may be accessed through, our website or social media platforms is not incorporated by reference into, and is not a part of, this document.

Safe Harbor Statement
Certain statements made in this earnings release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and included this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, beliefs and expectations, are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or similar expressions. Such forward-looking statements include the Company’s expectations regarding future financial results and assumptions underlying that guidance, long-term growth, trends in retail traffic and tenant revenues, development initiatives and strategic partnerships, the anticipated impact of the Company’s newly acquired assets in Huntsville and Asheville, as well as its newly opened Nashville development and related costs and anticipated yield, expectations regarding operational metrics, renewal trends, new revenue streams, its strategy and value proposition to retailers, participation in upcoming events, uses of and efforts to reduce costs of capital, liquidity, dividend payments and cash flows.

Other important factors that may cause actual results to differ materially from current expectations include, but are not limited to: our inability to develop new retail centers or expand existing retail centers successfully; risks related to the economic performance and market value of our retail centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our acquisitions or dispositions of assets may not achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers; the diversification of our tenant mix and our entry into the operation of full price retail may not achieve our expected results; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to the impact of macroeconomic conditions, including rising interest rates and inflation, on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our dependence on rental income from real property; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; increased costs and reputational harm associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism on our systems; the uncertainties of costs to comply with regulatory changes (including potential costs to comply with proposed rules of the SEC to standardize climate-related disclosures); and other important factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023.

We qualify all of our forward-looking statements by these cautionary statements. The forward-looking statements in this earnings release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact Information	Media Contact Information

Doug McDonald	KWT Global
SVP, Treasurer and Investments	Tanger@kwtglobal.com
336-856-6066
tangerir@tanger.com

v

TANGER INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2024	2023
Revenues:
Rental revenues	$117,809	$103,582
Management, leasing and other services	2,278	1,914
Other revenues	3,284	3,447
Total revenues	123,371	108,943
Expenses:
Property operating	35,465	33,148
General and administrative (1)	19,490	17,434
Depreciation and amortization	33,860	25,893
Total expenses	88,815	76,475
Other income (expense):
Interest expense	(14,353)	(12,343)
Other income (expense)	587	2,800
Total other income (expense)	(13,766)	(9,543)
Income before equity in earnings of unconsolidated joint ventures	20,790	22,925
Equity in earnings of unconsolidated joint ventures	2,516	1,935
Net income	23,306	24,860
Noncontrolling interests in Operating Partnership	(973)	(1,071)
Noncontrolling interests in other consolidated partnerships	80	(248)
Net income attributable to Tanger Inc.	22,413	23,541
Allocation of earnings to participating securities	(231)	(199)
Net income available to common shareholders of Tanger Inc.	$22,182	$23,342

Basic earnings per common share:
Net income	$0.20	$0.22

Diluted earnings per common share:
Net income	$0.20	$0.22
(1)The 2024 period includes $1.6 million of executive severance costs. The 2023 period includes the reversal of $0.8 million of previously expensed compensation related to a voluntary executive departure.

TANGER INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2024	2023
Assets
Rental property:
Land	$303,605	$303,605
Buildings, improvements and fixtures	2,944,077	2,938,434
Construction in progress	39,249	29,201
	3,286,931	3,271,240
Accumulated depreciation	(1,347,011)	(1,318,264)
Total rental property, net	1,939,920	1,952,976
Cash and cash equivalents	8,137	12,778
Short-term investments	7,739	9,187
Investments in unconsolidated joint ventures	71,701	71,900
Deferred lease costs and other intangibles, net	86,436	91,269
Operating lease right-of-use assets	77,082	77,400
Prepaids and other assets	110,151	108,609
Total assets	$2,301,166	$2,324,119

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,040,310	$1,039,840
Unsecured term loan, net	322,537	322,322
Mortgages payable, net	62,772	64,041
Unsecured lines of credit	46,000	13,000
Total debt	1,471,619	1,439,203
Accounts payable and accrued expenses	77,922	118,505
Operating lease liabilities	85,757	86,076
Other liabilities	86,145	89,022
Total liabilities	1,721,443	1,732,806
Commitments and contingencies
Equity
Tanger Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 109,366,452 and 108,793,251 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	1,094	1,088
Paid in capital	1,073,313	1,079,387
Accumulated distributions in excess of net income	(497,330)	(490,171)
Accumulated other comprehensive loss	(21,280)	(23,519)
Equity attributable to Tanger Inc.	555,797	566,785
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	23,926	24,528
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	579,723	591,313
Total liabilities and equity	$2,301,166	$2,324,119

TANGER INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	March 31,
	2024	2023
Gross Leasable Area Open at End of Period (in thousands):
Consolidated	12,692	11,352
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	758	457

Total Owned and/or Managed Properties (1)	15,562	13,922
Total Owned Properties including pro rata share of unconsolidated JVs (1)	13,748	12,408

Centers in Operation at End of Period:
Consolidated	32	29
Unconsolidated	6	6
Managed	2	1
Total Owned and/or Managed Properties	40	36

Ending Occupancy:
Consolidated (2)	96.5%	96.4%
Unconsolidated	97.4%	97.8%
Total Owned Properties including pro rata share of unconsolidated JVs (2)	96.5%	96.5%

Total U.S. States Operated in at End of Period (3)	20	20
(1)Amounts may not recalculate due to the effect of rounding.
(2)Metrics for March 2024 include the results of Tanger Outlets Asheville and Bridge Street Town Centre, both of which were acquired in the fourth quarter of 2023, and exclude the results of Tanger Outlets Nashville, which opened during the fourth quarter of 2023 and has not yet stabilized.
(3)The Company also has an ownership interest in two centers located in Ontario, Canada.

TANGER INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES (1)
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income to FFO and Core FFO:

	Three months ended
	March 31,
	2024	2023
Net income	$23,306	$24,860
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	33,052	25,172
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,540	2,670
FFO	58,898	52,702
FFO attributable to noncontrolling interests in other consolidated partnerships	80	(248)
Allocation of earnings to participating securities	(418)	(424)
FFO available to common shareholders (2)	$58,560	$52,030
As further adjusted for:
Executive departure-related adjustments (3)	1,554	(806)
Impact of above adjustments to the allocation of earnings to participating securities	(10)	6
Core FFO available to common shareholders (2)	$60,104	$51,230
FFO available to common shareholders per share - diluted (2)	$0.51	$0.47
Core FFO available to common shareholders per share - diluted (2)	$0.52	$0.46

Weighted Average Shares:
Basic weighted average common shares	108,369	104,088
Effect of notional units	731	693
Effect of outstanding options and restricted common shares	923	741
Diluted weighted average common shares (for earnings per share computations)	110,023	105,522
Exchangeable operating partnership units	4,708	4,738
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	114,731	110,260
(1)Refer to Non-GAAP Definitions beginning on page xv for definitions of the non-GAAP supplemental measures used in this release.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Below is a reconciliation of FFO to FAD (1):

	Three months ended
	March 31,
	2024	2023
FFO available to common shareholders	$58,560	$52,030
Adjusted for:
Corporate depreciation excluded above	808	721
Amortization of finance costs	832	808
Amortization of net debt discount	174	144
Amortization of equity-based compensation	3,497	2,271
Straight-line rent adjustments	511	680
Market rent adjustments	95	133
Second generation tenant allowances and lease incentives	(4,283)	(2,030)
Capital improvements	(5,357)	(6,340)
Adjustments from unconsolidated joint ventures	(103)	(47)
FAD available to common shareholders (2)	$54,734	$48,370
Dividends per share	$0.26	$0.22
FFO payout ratio	51%	47%
FAD payout ratio	54%	50%
Diluted weighted average common shares (2)	114,731	110,260
(1)Refer to page ix for a reconciliation of net income to FFO available to common shareholders.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

x

Below is a reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share:

	Three months ended
	March 31,
	2024	2023
Net income	$23,306	$24,860
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,516)	(1,935)
Interest expense	14,353	12,343
Other income	(587)	(2,800)
Depreciation and amortization	33,860	25,893
Other non-property income	(395)	(48)
Corporate general and administrative expenses	19,489	17,426
Non-cash adjustments (1)	609	819
Lease termination fees	(262)	(6)
Portfolio NOI - Consolidated	87,857	76,552
Non-same center NOI - Consolidated	(7,256)	146
Same Center NOI - Consolidated (2)	$80,601	$76,698

Portfolio NOI - Consolidated	$87,857	$76,552
Pro rata share of unconsolidated joint ventures (3)	7,331	6,878
Portfolio NOI - Total portfolio at pro rata share (3)	95,188	83,430
Non-same center NOI - Total portfolio at pro rata share (3)	(7,256)	146
Same Center NOI - Total portfolio at pro rata share (2) (3)	$87,932	$83,576
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases, and gains or losses on outparcel sales, as applicable.
(2)Centers excluded from Same Center NOI:

Nashville	October 2023	New Development	Consolidated
Asheville	November 2023	Acquired	Consolidated
Huntsville	November 2023	Acquired	Consolidated
(3)Pro rata share metrics are presented on a constant currency basis. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.

Below are reconciliations of Net Income to Adjusted EBITDA:

	Three months ended
	March 31,
	2024	2023
Net income	$23,306	$24,860
Adjusted to exclude:
Interest expense, net	14,151	9,779
Income tax expense (benefit)	(335)	(200)
Depreciation and amortization	33,860	25,893
Executive departure-related adjustments (1)	1,554	(806)
Adjusted EBITDA	$72,536	$59,526

	Twelve months ended
	March 31,	December 31,
	2024	2023
Net income	$102,328	$103,882
Adjusted to exclude:
Interest expense, net	42,521	38,149
Income tax expense (benefit)	(543)	(408)
Depreciation and amortization	116,856	108,889
Executive departure-related adjustments (1)	1,554	(806)
Adjusted EBITDA	$262,716	$249,706
(1)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Below are reconciliations of Net Income to EBITDAre and Adjusted EBITDAre:

	Three months ended
	March 31,
	2024	2023
Net income	$23,306	$24,860
Adjusted to exclude:
Interest expense, net	14,151	9,779
Income tax expense (benefit)	(335)	(200)
Depreciation and amortization	33,860	25,893
Pro rata share of interest expense, net - unconsolidated joint ventures	2,169	2,131
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,540	2,670
EBITDAre	$75,691	$65,133
Executive departure-related adjustments (1)	1,554	(806)
Adjusted EBITDAre	$77,245	$64,327

	Twelve months ended
	March 31,	December 31,
	2024	2023
Net income	$102,328	$103,882
Adjusted to exclude:
Interest expense, net	42,521	38,149
Income tax expense (benefit)	(543)	(408)
Depreciation and amortization	116,856	108,889
Pro rata share of interest expense, net - unconsolidated joint ventures	8,817	8,779
Pro rata share of depreciation and amortization - unconsolidated joint ventures	10,384	10,514
EBITDAre	$280,363	$269,805
Executive departure-related adjustments (1)	1,554	(806)
Adjusted EBITDAre	$281,917	$268,999
(1)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Below is a reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share:

	March 31, 2024
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,471,619	$159,645	$1,631,264
Less:
Cash and cash equivalents	(8,137)	(7,094)	(15,231)
Short-term investments (1)	(7,739)	—	(7,739)
Total cash and cash equivalents and short-term investments	(15,876)	(7,094)	(22,970)
Net debt	$1,455,743	$152,551	$1,608,294

	December 31, 2023
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,439,203	$159,979	$1,599,182
Less:
Cash and cash equivalents	(12,778)	(7,020)	(19,798)
Short-term investments (1)	(9,187)	—	(9,187)
Total cash and cash equivalents and short-term investments	(21,965)	(7,020)	(28,985)
Net debt	$1,417,238	$152,959	$1,570,197
(1)     Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

We present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. FAD is useful in analyzing the portion of cash flow that is available for dividends to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Portfolio and Same Center NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of our liquidity or our ability to make distributions. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive officer severance, certain executive departure-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.

We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive officer severance, gain on sale of non-real estate asset, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company’s ongoing operating performance.

We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and Short-Term Investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company’s leverage. We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Notice
For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Inc. Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, when available.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Safe Harbor Statement

Certain statements made in this supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and included this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, beliefs and expectations, are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or similar expressions. Such forward-looking statements include the Company’s expectations regarding future financial results and assumptions underlying that guidance, long-term growth, trends in retail traffic and tenant revenues, development initiatives and strategic partnerships, the anticipated impact of the Company’s newly acquired assets in Huntsville and Asheville, as well as its newly opened Nashville development and related costs and anticipated yield, expectations regarding operational metrics, renewal trends, new revenue streams, its strategy and value proposition to retailers, participation in upcoming events, uses of and efforts to reduce costs of capital, liquidity, dividend payments and cash flows.

Other important factors that may cause actual results to differ materially from current expectations include, but are not limited to: our inability to develop new retail centers or expand existing retail centers successfully; risks related to the economic performance and market value of our retail centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our acquisitions or dispositions of assets may not achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers; the diversification of our tenant mix and our entry into the operation of full price retail may not achieve our expected results; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to the impact of macroeconomic conditions, including rising interest rates and inflation, on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our dependence on rental income from real property; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; increased costs and reputational harm associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism on our systems; the uncertainties of costs to comply with regulatory changes (including potential costs to comply with proposed rules of the SEC to standardize climate-related disclosures); and other important factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023.

We qualify all of our forward-looking statements by these cautionary statements. The forward-looking statements in this supplement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Summary Operating Metrics

	March 31,
	2024	2023
Centers in Operation at End of Period:
Consolidated	32	29
Unconsolidated	6	6
Managed	2	1
Total Owned and/or Managed Properties	40	36

Gross Leasable Area Open at End of Period (in thousands):
Consolidated	12,692	11,352
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	758	457

Total Owned and/or Managed Properties (1)	15,562	13,922
Total Owned Properties including pro rata share of unconsolidated JVs (1)	13,748	12,408

Ending Occupancy:
Consolidated (2)	96.5%	96.4%
Unconsolidated	97.4%	97.8%
Total Owned Properties including pro rata share of unconsolidated JVs (2)	96.5%	96.5%

Average Tenant Sales Per Square Foot (2) (3)
Consolidated	$435	$445
Unconsolidated	$464	$465
Total Owned Properties including pro rata share of unconsolidated JVs	$437	$447

Occupancy Cost Ratio (2) (4)	9.3%	8.8%
(1)Amounts may not recalculate due to the effect of rounding.
(2)Metrics for March 2024 include the results of Tanger Outlets Asheville and Bridge Street Town Centre, both of which were acquired in the fourth quarter of 2023, and exclude the results of Tanger Outlets Nashville, which opened during the fourth quarter of 2023 and has not yet stabilized.
(3)Average tenant sales per square foot is presented on a constant currency basis for the trailing twelve-month periods and include stores in stabilized centers that have been occupied a minimum of twelve months and are less than 20,000 square feet. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.
(4)Occupancy cost ratio represents annualized occupancy costs as of the end of the reporting period as a percentage of tenant sales for the trailing twelve-month periods for consolidated properties and the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Geographic Diversification
As of March 31, 2024

Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,605,812	13%
New York	2	1,468,428	12%
Alabama	2	1,205,678	9%
Georgia	3	1,142,073	9%
Pennsylvania	3	999,762	8%
Texas	2	823,650	6%
Tennessee	2	740,619	6%
North Carolina	2	701,362	5%
Michigan	2	671,571	5%
Delaware	1	547,937	4%
New Jersey	1	484,748	4%
Arizona	1	410,753	3%
Florida	1	351,691	3%
Missouri	1	329,861	3%
Mississippi	1	324,801	3%
Louisiana	1	321,066	3%
Connecticut	1	311,229	2%
New Hampshire	1	250,558	2%
Total Consolidated Properties	32	12,691,599	100%

Unconsolidated Joint Venture Properties
	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,368	50.00%
Ottawa, ON	1	357,213	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,883	50.00%
Total Unconsolidated Joint Venture Properties	6	2,112,570
Tanger’s Pro Rata Share of Unconsolidated Joint Venture Properties		1,056,285

Managed Property
	# of Centers	GLA
Palm Beach, FL	2	758,156

Total Owned and/or Managed Properties	40	15,562,325

Total Owned Properties including pro rata share of unconsolidated JVs	38	13,747,884

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Property Summary - Occupancy at End of Each Period Shown (1)

Property Name	Location	Total GLA 03/31/24	% Occupied 03/31/24		% Occupied 12/31/23		% Occupied 03/31/23
Tanger Outlets Deer Park	Deer Park, NY	739,148	99.7%		100.0%		100.0%
Tanger Outlets Riverhead	Riverhead, NY	729,280	93.3%		93.9%		93.1%
Bridge Street Town Centre, a Tanger Property	Huntsville, AL	650,942	88.2%		88.4%		N/A
Tanger Outlets Foley	Foley, AL	554,736	93.4%		96.9%		96.2%
Tanger Outlets Rehoboth Beach	Rehoboth Beach, DE	547,937	99.4%		99.0%		96.4%
Tanger Outlets Atlantic City	Atlantic City, NJ	484,748	90.6%		88.6%		89.0%
Tanger Outlets San Marcos	San Marcos, TX	471,816	100.0%		98.1%		95.2%
Tanger Outlets Sevierville	Sevierville, TN	449,968	97.5%		100.0%		100.0%
Tanger Outlets Savannah	Savannah, GA	449,583	100.0%		99.5%		99.5%
Tanger Outlets Myrtle Beach Hwy 501	Myrtle Beach, SC	426,523	96.7%		98.9%		99.3%
Tanger Outlets Phoenix	Glendale, AZ	410,753	98.1%		100.0%		99.1%
Tanger Outlets Myrtle Beach Hwy 17	Myrtle Beach, SC	404,710	97.8%		100.0%		98.6%
Tanger Outlets Charleston	Charleston, SC	386,328	98.3%		100.0%		96.3%
Tanger Outlets Asheville	Asheville, NC	381,600	94.0%		95.5%		N/A
Tanger Outlets Lancaster	Lancaster, PA	376,203	100.0%		100.0%		99.7%
Tanger Outlets Pittsburgh	Pittsburgh, PA	373,863	100.0%		100.0%		96.7%
Tanger Outlets Commerce	Commerce, GA	371,408	97.2%		100.0%		100.0%
Tanger Outlets Grand Rapids	Grand Rapids, MI	357,133	96.3%		98.1%		89.0%
Tanger Outlets Fort Worth	Fort Worth, TX	351,834	100.0%		100.0%		94.5%
Tanger Outlets Daytona Beach	Daytona Beach, FL	351,691	100.0%		100.0%		99.0%
Tanger Outlets Branson	Branson, MO	329,861	99.1%		100.0%		100.0%
Tanger Outlets Memphis	Southaven, MS	324,801	100.0%		100.0%		100.0%
Tanger Outlets Atlanta	Locust Grove, GA	321,082	98.1%		100.0%		97.4%
Tanger Outlets Gonzales	Gonzales, LA	321,066	99.1%		100.0%		100.0%
Tanger Outlets Mebane	Mebane, NC	319,762	97.6%		100.0%		99.6%
Tanger Outlets Howell	Howell, MI	314,438	83.9%		86.0%		78.5%
Tanger Outlets at Foxwoods	Mashantucket, CT	311,229	88.8%		88.9%		87.1%
Tanger Outlets Nashville	Nashville, TN	290,651	95.3%		96.5%		N/A
Tanger Outlets Tilton	Tilton, NH	250,558	93.7%		91.7%		94.2%
Tanger Outlets Hershey	Hershey, PA	249,696	100.0%		100.0%		99.0%
Tanger Outlets Hilton Head II	Hilton Head, SC	206,564	97.2%		100.0%		98.3%
Tanger Outlets Hilton Head I	Hilton Head, SC	181,687	98.6%		100.0%		100.0%
Total Consolidated		12,691,599	96.5%	(2)	97.3%	(2)	96.4%
Charlotte Premium Outlets	Charlotte, NC	398,368	96.2%		99.1%		99.1%
Tanger Outlets Ottawa	Ottawa, ON	357,213	95.6%		95.5%		96.7%
Tanger Outlets Columbus	Columbus, OH	355,245	100.0%		99.2%		100.0%
Tanger Outlets Houston	Texas City, TX	352,705	98.4%		98.6%		96.6%
Tanger Outlets National Harbor	National Harbor, MD	341,156	100.0%		98.6%		99.8%
Tanger Outlets Cookstown	Cookstown, ON	307,883	94.2%		97.6%		94.2%
Total Unconsolidated		2,112,570	97.4%		98.1%		97.8%
Tanger’s pro rata share of unconsolidated JVs		1,056,285	97.4%		98.1%		97.8%

Total Owned Properties including pro rata share of unconsolidated JVs		13,747,884	96.5%	(2)	97.3%	(2)	96.5%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)		12,424,691	97.1%		97.9%		96.5%
(1)Excludes square footage and occupancy associated with ground leases to tenants.
(2)Includes the occupancy rates at Bridge Street Town Centre and Tanger Asheville, which were acquired during the fourth quarter of 2023, and excludes the occupancy rate at Tanger Nashville, which opened during the fourth quarter of 2023 and has not yet stabilized.
(3)Excludes the GLA and occupancy rates at Bridge Street Town Centre, Tanger Asheville and Tanger Nashville for the March 31, 2024 and December 31, 2023 periods.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Portfolio Map as of March 31, 2024

40 Well-Positioned Properties

Open-air portfolio with locations in high-frequency tourist destinations and suburbs of vibrant and fast-growing markets

MN
WI
IA
IL
IN
CA
AZ
PHOENIX
NM
OK
MO
BRANSON
KY
AR
TX
FORT WORTH
DALLAS
AUSTIN
SAN MARCOS
HOUSTON
SAN ANTONIO
LA
BATON ROUGE
NEW ORLEANS
MS
MEMPHIS
TN
NASHVILLE
KNOXVILLE
SEVIERVILLE
AL
HUNTSVILLE
PENSACOLA
GA
ATLANTA
SAVANNAH
FL
DAYTONA BEACH
PALM BEACH
SC
MYRTLE BEACH
CHARLESTON
HILTON HEAD
NC
GREENSBORO
RALEIGH
ASHEVILLE
CHARLOTTE
VA
WV
OH
COLUMBUS
MI
GRAND RAPIDS
DETROIT
TORONTO
OTTAWA
PA
HERSHEY
PITTSBURGH
WASHINGTON, D.C.
NY
NJ
ATLANTIC CITY
DE
REHOBOTH BEACH
MD
VT
NH
TILTON
MA
CT
RI
FOXWOODS
RIVERHEAD/ HAMPTONS
DEER PARK/ LONG ISLAND
Consolidated or Joint Venture Outlet Center
New Acquisition, Bridge Street Town Centre
New Acquisition, Tanger Outlets Asheville
New Development, Tanger Outlets Nashville
Strategic Partnerships
Corporate Headquarters

Portfolio Occupancy at the End of Each Period (1)
(1) Includes the Company’s pro rata share of unconsolidated joint ventures. March 2024 and December 2023 include the occupancy rates at Bridge Street Town Centre (88.2% and 88.4%, respectively) and Tanger Asheville (94.0% and 95.5%, respectively), which were acquired during the fourth quarter of 2023, and exclude the occupancy rate at Tanger Nashville (95.3% and 96.5%, respectively), which opened during the fourth quarter of 2023 and has not yet stabilized. On a same center basis, occupancy was 97.1% and 97.9% at March 31, 2024 and December 31, 2023, respectively.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Center Sales Per Square Foot Ranking (“SPSF”) as of March 31, 2024 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	GLA (thousands)	% of GLA	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$625	96.0%	2,656	20%	25%
Centers 6 - 10			$493	99.1%	1,755	13%	17%
Centers 11 - 15			$451	99.2%	1,634	12%	12%
Centers 16 - 20			$402	97.3%	2,262	17%	17%
Centers 21 - 25			$334	95.2%	2,144	16%	12%
Centers 26 - 31			$299	92.9%	1,950	14%	9%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative GLA (thousands)	Cumulative % of GLA	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$625	96.0%	2,656	20%	25%
Centers 1 - 10			$563	97.2%	4,411	33%	42%
Centers 1 - 15			$530	97.8%	6,045	45%	54%
Centers 1 - 20			$494	97.6%	8,307	62%	71%
Centers 1 - 25			$460	97.1%	10,451	78%	83%
Centers 1 - 31			$435	96.5%	12,401	92%	92%

Unconsolidated Centers at Pro Rata Share (4)			$464	97.4%	1,056	8%	8%
Total Centers at Pro Rata Share (5)			$437	96.5%	13,457	100%	100%

(1)	Centers are ranked by sales per square foot for the trailing twelve months ended March 31, 2024, and sales per square foot include stores that have been occupied for a minimum of twelve months and are less than 20,000 square feet. Excludes centers that have not been opened 12 full calendar months (Tanger Nashville).

(2)	Centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Phoenix)	Huntsville, AL	Myrtle Beach Hwy 17, SC	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Hilton Head I, SC	Lancaster, PA	Mebane, NC	Rehoboth Beach, DE
	Centers 11 - 15:	Charleston, SC	Fort Worth, TX	Hershey, PA	Locust Grove, GA	Southaven, MS
	Centers 16 - 20:	Daytona Beach, FL	Grand Rapids, MI	Pittsburgh, PA	Riverhead, NY	Savannah, GA
	Centers 21 - 25:	Atlantic City, NJ	Foley, AL	Hilton Head II, SC	Myrtle Beach Hwy 501, SC	San Marcos, TX
	Centers 26 - 31:	Asheville, NC	Commerce, GA	Gonzales, LA	Howell, MI	Mashantucket, CT (Foxwoods)	Tilton, NH

(3)	Based on the Company’s forecast of 2024 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (Tanger Nashville). The Company’s forecast is based on management’s estimates as of March 31, 2024 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Inc. Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the three months ended March 31, 2024.

(4)	Includes centers open 12 full calendar months presented on a gross basis (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	Cookstown, ON	National Harbor, MD	Ottawa, ON	Texas City, TX (Galveston/Houston)

(5)	Includes consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Amounts may not recalculate due to the effect of rounding.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of March 31, 2024 (1)

			At Pro Rata Share (2)
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (3)
The Gap, Inc.	Athleta, Banana Republic, Gap, Old Navy	108	1,036,333	7.5%	5.6%
KnitWell Group LLC; Lane Bryant Brands Opco LLC	Ann Taylor, Chicos, Lane Bryant, LOFT, Soma Intimates, Talbots, White House/Black Market	130	554,339	4.0%	4.9%
SPARC Group	Aéropostale, Boardriders Outlet, Brooks Brothers, Eddie Bauer, Forever 21, Lucky Brands, Nautica, Reebok, Vince, Volcom	101	529,423	3.9%	3.6%
Tapestry, Inc. (4)	Coach, Kate Spade	62	273,001	2.0%	3.3%
Under Armour, Inc.	Under Armour, Under Armour Kids	37	311,449	2.3%	3.2%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters, Offline by Aerie	56	346,198	2.5%	3.1%
PVH Corp.	Calvin Klein, Tommy Hilfiger	47	321,012	2.3%	2.8%
Nike, Inc.	Converse, Nike	41	440,114	3.2%	2.5%
Signet Jewelers Limited	Banter by Piercing Pagoda, Jared, Kay Jewelers, Peoples Jewellers, Zales	61	121,627	0.9%	2.2%
Columbia Sportswear Company	Columbia Sportswear	29	201,909	1.5%	2.2%
Carter’s, Inc.	Carters, OshKosh B'gosh	48	191,080	1.4%	1.9%
Luxottica Group S.p.A.	Lenscrafters, Oakley, Sunglass Hut	74	108,196	0.8%	1.9%
Adidas AG	Adidas	31	202,911	1.5%	1.8%
Capri Holdings Limited (4)	Michael Kors, Michael Kors Mens	33	153,346	1.1%	1.8%
Rack Room Shoes	Off Broadway Shoes, Rack Room Shoes	27	183,748	1.3%	1.8%
Skechers USA, Inc.	Skechers	35	171,190	1.2%	1.8%
Express Inc.	Express Factory	30	196,309	1.4%	1.7%
Levi Strauss & Co.	Levi's	35	134,354	1.0%	1.7%
V. F. Corporation	Dickies, The North Face, Timberland, Vans, Work Authority	32	159,060	1.2%	1.6%
Hanesbrands Inc.	Champion, Hanesbrands, Maidenform	36	171,054	1.2%	1.6%
H & M Hennes & Mauritz LP.	H&M	21	429,729	3.1%	1.5%
Ralph Lauren Corporation	Polo Children, Polo Ralph Lauren	36	389,324	2.8%	1.5%
Caleres Inc.	Famous Footwear	30	159,579	1.2%	1.3%
Rue 21, LLC	Rue 21	20	117,359	0.9%	1.3%
Vera Bradley, Inc.	Vera Bradley	26	91,098	0.7%	1.2%
Total of Top 25 tenants		1,186	6,993,742	50.9%	57.8%
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, leases that have turned over but are not open, and temporary leases. Includes all retail concepts of each tenant group; tenant groups are determined based on leasing relationships.
(2)Includes the Company’s pro rata share of unconsolidated joint ventures.
(3)Annualized base rent (“ABR”) is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents that are based on a percentage of sales in lieu of fixed contractual rents and ground lease rent.
(4)Tapestry and Capri entered into a merger agreement on August 10, 2023, subject to regulatory and shareholder approvals. On a combined basis, these tenants represent 5.1% of ABR as of March 31, 2024.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Lease Expirations as of March 31, 2024

Percentage of Total Gross Leasable Area (1) (2)

Percentage of Total Annualized Base Rent (1) (2) (3)
(1)     Includes the Company’s pro rata share of unconsolidated joint ventures.
(2)     Excludes leases that have been entered into but which tenant has not yet taken possession, vacant space, leases that have turned over but are not open, and temporary leases.
(3)    Includes ground lease rent.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Capital Expenditures for the Three Months Ended March 31, 2024 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$3,194	$182	$3,376
Other	6,561	—	6,561
Total new center developments and expansions	$9,755	$182	$9,937

Recurring capital expenditures:
Second generation tenant allowances	$4,283	$37	$4,320
Operational capital expenditures	2,757	291	3,048
Renovations	2,600	—	2,600
Total recurring capital expenditures	$9,640	$328	$9,968

Total additions to rental property-accrual basis	$19,395	$510	$19,905

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Leasing Activity for the Trailing Twelve Months Ended March 31 - Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Rent Spread % (4)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2024	465	2,045	$39.59	12.9%	$6.41	3.4
2023	342	1,434	$34.48	13.8%	$2.80	3.8

Re-tenanted space
2024	38	187	$46.96	36.0%	$67.79	8.5
2023	24	99	$49.76	36.1%	$37.08	8.3

Renewed space
2024	427	1,858	$38.85	10.6%	$0.22	2.9
2023	318	1,335	$33.35	11.8%	$0.27	3.4
Refer to footnotes below the following table.

Leasing Activity for the Trailing Twelve Months Ended March 31 - Comparable and Non-Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2024	542	2,312	$39.74	$10.30	3.7
2023	414	1,665	$34.68	$8.91	4.4
(1)For consolidated properties and domestic unconsolidated joint ventures at pro rata share owned as of the period-end date, except for leasing transactions, which are shown at 100%. Represents leases for new stores or renewals that were executed during the respective trailing 12-month periods and excludes license agreements, seasonal tenants, month-to-month leases and new developments (Tanger Nashville).
(2)Comparable space excludes leases for space that was vacant for more than 12 months (non-comparable space).
(3)Represents average initial cash rent (base rent and common area maintenance (“CAM”)).
(4)Represents change in average initial and expiring cash rent (base rent and CAM).
(5)Includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Consolidated Balance Sheets (dollars in thousands)

	March 31,	December 31,
	2024	2023
Assets
Rental property:
Land	$303,605	$303,605
Buildings, improvements and fixtures	2,944,077	2,938,434
Construction in progress	39,249	29,201
	3,286,931	3,271,240
Accumulated depreciation	(1,347,011)	(1,318,264)
Total rental property, net	1,939,920	1,952,976
Cash and cash equivalents	8,137	12,778
Short-term investments	7,739	9,187
Investments in unconsolidated joint ventures	71,701	71,900
Deferred lease costs and other intangibles, net	86,436	91,269
Operating lease right-of-use assets	77,082	77,400
Prepaids and other assets	110,151	108,609
Total assets	$2,301,166	$2,324,119

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,040,310	$1,039,840
Unsecured term loan, net	322,537	322,322
Mortgages payable, net	62,772	64,041
Unsecured lines of credit	46,000	13,000
Total debt	1,471,619	1,439,203
Accounts payable and accrued expenses	77,922	118,505
Operating lease liabilities	85,757	86,076
Other liabilities	86,145	89,022
Total liabilities	1,721,443	1,732,806
Commitments and contingencies
Equity
Tanger Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 109,366,452 and 108,793,251 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	1,094	1,088
Paid in capital	1,073,313	1,079,387
Accumulated distributions in excess of net income	(497,330)	(490,171)
Accumulated other comprehensive loss	(21,280)	(23,519)
Equity attributable to Tanger Inc.	555,797	566,785
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	23,926	24,528
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	579,723	591,313
Total liabilities and equity	$2,301,166	$2,324,119

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended
	March 31,
	2024	2023
Revenues:
Rental revenues	$117,809	$103,582
Management, leasing and other services	2,278	1,914
Other revenues	3,284	3,447
Total revenues	123,371	108,943
Expenses:
Property operating	35,465	33,148
General and administrative (1)	19,490	17,434
Depreciation and amortization	33,860	25,893
Total expenses	88,815	76,475
Other income (expense):
Interest expense	(14,353)	(12,343)
Other income (expense)	587	2,800
Total other income (expense)	(13,766)	(9,543)
Income before equity in earnings of unconsolidated joint ventures	20,790	22,925
Equity in earnings of unconsolidated joint ventures	2,516	1,935
Net income	23,306	24,860
Noncontrolling interests in Operating Partnership	(973)	(1,071)
Noncontrolling interests in other consolidated partnerships	80	(248)
Net income attributable to Tanger Inc.	22,413	23,541
Allocation of earnings to participating securities	(231)	(199)
Net income available to common shareholders of Tanger Inc.	$22,182	$23,342

Basic earnings per common share:
Net income	$0.20	$0.22

Diluted earnings per common share:
Net income	$0.20	$0.22
(1)The 2024 period includes $1.6 million of executive severance costs. The 2023 period includes the reversal of $0.8 million of previously expensed compensation related to a voluntary executive departure.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component, which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in consolidated rental revenues:

	Three months ended
	March 31,
	2024	2023
Rental revenues:
Base rentals	$83,316	$72,030
Percentage rentals	2,960	3,471
Tenant expense reimbursements	32,043	28,927
Lease termination fees	262	6
Market rent adjustments	(2)	(40)
Straight-line rent adjustments	(511)	(680)
Uncollectible tenant revenues	(259)	(132)
Rental revenues	$117,809	$103,582

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Unconsolidated Joint Venture Information

The following table details certain information as of March 31, 2024, except for Net Operating Income (“NOI”) which is for the three months ended March 31, 2024, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Pro Rata Share of Total Assets (1)	Tanger’s Pro Rata Share of NOI	Tanger’s Pro Rata Share of Debt (2)
Charlotte	Charlotte, NC	50.0%	398,368	$29.7	$2.0	$49.4
Columbus	Columbus, OH	50.0%	355,245	32.1	1.3	35.2
Galveston/Houston	Texas City, TX	50.0%	352,705	16.5	1.1	28.6
National Harbor	National Harbor, MD	50.0%	341,156	34.0	1.4	46.4
RioCan Canada (3)	Various	50.0%	665,096	71.9	1.5	—
Total			2,112,570	$184.2	$7.3	$159.6
(1)Represents Tanger’s share of total assets recorded for the unconsolidated joint ventures.
(2)Net of debt origination costs and premiums.
(3)Includes a 307,883 square foot center in Cookstown, Ontario; and a 357,213 square foot center in Ottawa, Ontario.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Debt Outstanding Summary
As of March 31, 2024
(dollars in thousands)

	Total Debt Outstanding	Pro Rata Share of Debt	Stated Interest Rate (1)	Effective Interest Rate (2)	Maturity Date (3)	Weighted Average Years to Maturity (3)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit (4)	$46,000	$46,000	Adj. SOFR + 1.00%	6.4%	7/14/2026	2.3
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	2.4
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	3.3
2031 Senior unsecured notes	400,000	400,000	2.75%	2.9%	9/1/2031	7.4
Unsecured term loan (5)	325,000	325,000	Adj. SOFR + 0.95%	5.0%	1/13/2028	3.8
Net debt discounts and debt origination costs	(12,153)	(12,153)
Total net unsecured debt	$1,408,847	$1,408,847		3.9%		4.3
Secured mortgage debt:
Atlantic City, NJ	$11,088	$11,088	6.44% - 7.65%	5.1%	12/15/2024 - 12/8/2026	2.2
Southaven, MS	51,700	51,700	Adj. SOFR + 2.00%	7.4%	10/12/2027	3.5
Debt premium and debt origination costs	(16)	(16)
Total net secured mortgage debt	62,772	62,772		7.0%		3.3
Total consolidated debt	$1,471,619	$1,471,619		4.0%		4.3
Unconsolidated JV debt:
Galveston/Houston	$58,000	$29,000	Daily SOFR + 3.00%	7.9%	6/16/2028	4.2
Charlotte	99,028	49,514	4.27%	4.3%	7/1/2028	4.3
National Harbor	93,246	46,623	4.63%	4.6%	1/5/2030	5.8
Columbus	71,000	35,500	6.252%	6.3%	10/1/2032	8.5
Debt origination costs	(1,984)	(992)
Total unconsolidated JV net debt	319,290	159,645		5.5%		5.6
Total	$1,790,909	$1,631,264		4.1%		4.4
(1)Adjusted SOFR represents the Secured Overnight Financing Rate (“SOFR”) plus a 10-basis point credit adjustment spread.
(2)As of March 31, 2024. The effective interest rate includes the impact of discounts and premiums, mark-to-market adjustments for mortgages assumed in conjunction with property acquisitions and interest rate swap agreements, as applicable.
(3)Includes applicable extensions available at our option.
(4)As of March 31, 2024, the Company had unsecured lines of credit that provided for borrowings of up to $520.0 million, including a $20.0 million liquidity line and a $500.0 million syndicated line. A 20 basis point facility fee is due annually on the entire committed amount of each facility. In certain circumstances, total line capacity may be increased to $1.2 billion through an accordion feature in the syndicated line. On April 12, 2024, Tanger’s operating partnership, Tanger Properties Limited Partnership, amended, increased and extended its unsecured lines of credit. Key elements of the amendments include extending the maturity date to April 2028, with options to extend for an additional year to April 2029. Borrowing capacity was increased to $620 million, with an accordion feature to increase total borrowing capacity to $1.2 billion, subject to lender approval. Additionally, the ratings-based pricing grid was revised, including a reduction of 15 basis points at Tanger’s current levels.
(5)From January 1, 2024 through February 1, 2024, $300.0 million of the outstanding balance was fixed with interest rate swaps at a weighted average Daily SOFR of 0.4%, which matured on February 1, 2024. On February 1, 2024, $325.0 million of forward-starting swaps commenced that have varying maturities through January 2027, as outlined in the table below. Collectively, these swaps fix the Daily SOFR base rate at a weighted average of 3.9%.

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate	Company Fixed Pay Rate	Company Adjusted Fixed Pay Rate (6)
Interest rate swaps:
Matured	February 1, 2024	$300,000	Daily SOFR	0.4%	0.5%
Current:
February 1, 2024	February 1, 2026	$75,000	Daily SOFR	3.5%	3.6%
February 1, 2024	August 1, 2026	$75,000	Daily SOFR	3.7%	3.8%
February 1, 2024	January 1, 2027	$175,000	Daily SOFR	4.2%	4.3%
		$325,000	Daily SOFR	3.9%	4.0%

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Summary of Our Share of Fixed and Variable Rate Debt, Cash and Cash Equivalents and Short-Term Investments
As of March 31, 2024
(dollars in thousands)

Debt	Total Debt %	Pro Rata Share	Effective Interest Rate (2)	Average Years to Maturity (1)
Consolidated:
Fixed (3)	93%	$1,374,167	3.8%	4.4
Variable	7%	97,452	7.0%	2.9
	100%	$1,471,619	4.0%	4.3
Unconsolidated Joint Ventures:
Fixed	91%	$145,343	5.2%	5.8
Variable	9%	14,302	8.3%	4.2
	100%	$159,645	5.5%	5.6
Total:
Fixed	93%	$1,519,510	3.9%	4.5
Variable	7%	111,754	7.1%	3.1
Total share of debt	100%	$1,631,264	4.1%	4.4

Cash and Cash Equivalents and Short-Term Investments		Pro Rata Share
Consolidated:
Cash and cash equivalents		$8,137
Short-term investments (4)		7,739
		$15,876
Unconsolidated Joint ventures:
Cash and cash equivalents		$7,094
		$7,094
Total:
Cash and cash equivalents		$15,231
Short-term investments (4)		7,739
Total share of Cash and Cash Equivalents and Short-Term Investments		$22,970

Net Debt		Pro Rata Share
Total share of Net Debt (5)		$1,608,294
(1)Includes applicable extensions available at our option.
(2)As of March 31, 2024.
(3)The effective interest rate includes interest rate swap agreements that fixed the base Daily SOFR rate at a weighted average of 3.9% on notional amounts aggregating $325 million. These interest rate swaps have varying maturities through January 2027. Additional details on the Company’s interest rate strategy are detailed on the prior page.
(4)Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.
(5)Net debt is a non-GAAP measure. Refer to page 26 for a reconciliation of total debt to net debt.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Future Scheduled Principal Payments (dollars in thousands) (1)
As of March 31, 2024

Year	Tanger Consolidated Payments	Tanger’s Pro Rata Share of Unconsolidated JV Payments	Total Scheduled Payments	Effective Interest Rate as of March 31, 2024 (2)
2024	$3,882	$1,231	$5,113	4.9%
2025	1,501	1,707	3,208	4.7%
2026	401,705	1,997	403,702	3.6%
2027	351,700	2,311	354,011	4.4%
2028	325,000	75,369	400,369	5.1%
2029	—	984	984	4.6%
2030	—	41,538	41,538	4.6%
2031	400,000	—	400,000	2.9%
2032	—	35,500	35,500	6.3%
2033 & thereafter	—	—	—	—%
Total principal outstanding	$1,483,788	$160,637	$1,644,425	4.1%
Net debt discounts and debt origination costs	(12,169)	(992)	(13,161)
Total debt outstanding	$1,471,619	$159,645	$1,631,264	4.1%
(1)Includes applicable extensions available at our option.
(2)Includes variable interest rates in effect as of March 31, 2024.

Senior Unsecured Notes Financial Covenants (1)
As of March 31, 2024

	Required	Actual
Total Consolidated Debt to Adjusted Total Assets	< 60%	39%
Total Secured Debt to Adjusted Total Assets	< 40%	2%
Total Unencumbered Assets to Unsecured Debt	> 150%	246%
Consolidated Income Available for Debt Service to Annual Debt Service Charge	> 1.5 x	5.8	x
(1)For a complete listing of all material debt covenants related to the Company’s senior unsecured notes, as well as definitions of the above terms, please refer to the Company’s filings with the SEC.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of March 31, 2024

	Required	Actual
Total Liabilities to Total Adjusted Asset Value	< 60%	37%
Secured Indebtedness to Total Adjusted Asset Value	< 35%	5%
EBITDA to Fixed Charges	> 1.5 x	4.6	x
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value	< 60%	33%
Unencumbered Interest Coverage Ratio	> 1.5 x	5.9	x
(1)For a complete listing of all material debt covenants related to the Company’s unsecured lines of credit and term loan, as well as definitions of the above terms, please refer to the Company’s filings with the SEC.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings - March 31, 2024
(in thousands, except per share data)

	Consolidated		Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Enterprise Value:
Market value:
Common shares outstanding	109,366			109,366
Exchangeable operating partnership units	4,708			4,708
Total shares and units (1)	114,074			114,074
Common share price at March 31, 2024	$29.53			$29.53
Total market value (1)	$3,368,617			$3,368,617

Debt:
Senior, unsecured notes	$1,050,000		$—	$1,050,000
Unsecured term loan	325,000		—	325,000
Mortgages payable	62,788		160,637	223,425
Unsecured lines of credit	46,000		—	46,000
Total principal debt	1,483,788		160,637	1,644,425
Less: Net debt discounts	(5,199)		—	(5,199)
Less: Debt origination costs	(6,970)		(992)	(7,962)
Total debt	1,471,619		159,645	1,631,264
Less: Cash and cash equivalents	(8,137)		(7,094)	(15,231)
Less: Short-term investments (2)	(7,739)		—	(7,739)
Net debt	1,455,743		152,551	1,608,294
Total enterprise value	$4,824,360		$152,551	$4,976,911

Liquidity:
Cash and cash equivalents	$8,137		$7,094	$15,231
Short-term investments (2)	7,739		—	7,739
Unused capacity under unsecured lines of credit	474,000		—	474,000
Total liquidity	$489,876		$7,094	$496,970

Ratios (3):
Net debt to Adjusted EBITDA (4)(5)	5.5	x		5.7	x
Net debt to Adjusted EBITDA (pro forma) (4)(5)	5.1 x - 5.2 x			5.2 x - 5.3 x
Interest coverage ratio (5)(6)	5.3	x		4.8	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.
(3)Ratios are presented for the trailing twelve-month period.
(4)Net debt to Adjusted EBITDA represents net debt for the respective portfolio divided by Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share). Net debt to Adjusted EBITDA (pro forma) incorporates Adjusted EBITDA and Adjusted EBITDAre from properties acquired (Tanger Asheville and Bridge Street Town Centre) or opened (Tanger Nashville) during the fourth quarter of 2023, assuming a full year of Adjusted EBITDA and Adjusted EBITDAre for Tanger Nashville and the acquisitions.
(5)Net debt, Adjusted EBITDA and Adjusted EBITDAre are non-GAAP measures. Refer to reconciliations of net income to Adjusted EBITDA and Adjusted EBITDAre as well as total debt to net debt on pages 24 through 26.
(6)Interest coverage ratio represents Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share) divided by interest expense.
.

Credit Ratings:
Agency	Rating	Outlook	Latest Action
Fitch	BBB	Stable	May 25, 2023
Moody’s Investors Services	Baa3	Stable	April 14, 2021
Standard & Poor’s Ratings Services	BBB-	Stable	February 19, 2021

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

NON-GAAP AND SUPPLEMENTAL MEASURES (1)

Reconciliation of Net Income to FFO and Core FFO (dollars and shares in thousands)

	Three months ended
	March 31,
	2024	2023
Net income	$23,306	$24,860
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	33,052	25,172
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,540	2,670
FFO	58,898	52,702
FFO attributable to noncontrolling interests in other consolidated partnerships	80	(248)
Allocation of earnings to participating securities	(418)	(424)
FFO available to common shareholders (2)	$58,560	$52,030
As further adjusted for:
Executive departure-related adjustments (3)	1,554	(806)
Impact of above adjustments to the allocation of earnings to participating securities	(10)	6
Core FFO available to common shareholders (2)	$60,104	$51,230
FFO available to common shareholders per share - diluted (2)	$0.51	$0.47
Core FFO available to common shareholders per share - diluted (2)	$0.52	$0.46

Weighted Average Shares:
Basic weighted average common shares	108,369	104,088
Effect of notional units	731	693
Effect of outstanding options and restricted common shares	923	741
Diluted weighted average common shares (for earnings per share computations)	110,023	105,522
Exchangeable operating partnership units	4,708	4,738
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	114,731	110,260
(1)Refer to Non-GAAP Definitions beginning on page 30 for definitions of the non-GAAP supplemental measures used in this report.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Reconciliation of FFO to FAD (dollars and shares in thousands) (1)

	Three months ended
	March 31,
	2024	2023
FFO available to common shareholders	$58,560	$52,030
Adjusted for:
Corporate depreciation excluded above	808	721
Amortization of finance costs	832	808
Amortization of net debt discount	174	144
Amortization of equity-based compensation	3,497	2,271
Straight-line rent adjustments	511	680
Market rent adjustments	95	133
Second generation tenant allowances and lease incentives	(4,283)	(2,030)
Capital improvements	(5,357)	(6,340)
Adjustments from unconsolidated joint ventures	(103)	(47)
FAD available to common shareholders (2)	$54,734	$48,370
Dividends per share	$0.26	$0.22
FFO payout ratio	51%	47%
FAD payout ratio	54%	50%
Diluted weighted average common shares (2)	114,731	110,260
(1)Refer to page 20 for a reconciliation of net income to FFO available to common shareholders.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	Three months ended
	March 31,
	2024	2023
Net income	$23,306	$24,860
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,516)	(1,935)
Interest expense	14,353	12,343
Other income	(587)	(2,800)
Depreciation and amortization	33,860	25,893
Other non-property income	(395)	(48)
Corporate general and administrative expenses	19,489	17,426
Non-cash adjustments (1)	609	819
Lease termination fees	(262)	(6)
Portfolio NOI - Consolidated	87,857	76,552
Non-same center NOI - Consolidated	(7,256)	146
Same Center NOI - Consolidated (2)	$80,601	$76,698

Portfolio NOI - Consolidated	$87,857	$76,552
Pro rata share of unconsolidated joint ventures (3)	7,331	6,878
Portfolio NOI - Total portfolio at pro rata share (3)	95,188	83,430
Non-same center NOI - Total portfolio at pro rata share (3)	(7,256)	146
Same Center NOI - Total portfolio at pro rata share (2) (3)	$87,932	$83,576
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Centers excluded from Same Center NOI:

Nashville	October 2023	New Development	Consolidated
Asheville	November 2023	Acquired	Consolidated
Huntsville	November 2023	Acquired	Consolidated
(3) Pro rata share metrics are presented on a constant currency basis. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Same Center NOI - total portfolio at pro rata share (in thousands)

	Three months ended
	March 31,		%
	2024	2023	Change
Same Center Revenues:
Base rentals	$82,379	$78,508	4.9%
Percentage rentals	3,365	4,227	-20.4%
Tenant expense reimbursement	32,899	32,603	0.9%
Uncollectible tenant revenues	(131)	19	NM
Rental revenues	118,512	115,357	2.7%
Other revenues	3,154	3,806	-17.1%
Total same center revenues	121,666	119,163	2.1%
Same Center Expenses:
Property operating	33,678	35,506	-5.1%
General and administrative	56	81	-30.9%
Total same center expenses	33,734	35,587	-5.2%
Same Center NOI - Total portfolio at pro rata share	$87,932	$83,576	5.2%
NM – Not meaningful

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three months ended
	March 31,
	2024	2023
Net income	$23,306	$24,860
Adjusted to exclude:
Interest expense, net	14,151	9,779
Income tax expense (benefit)	(335)	(200)
Depreciation and amortization	33,860	25,893
Executive departure-related adjustments (1)	1,554	(806)
Adjusted EBITDA	$72,536	$59,526

	Twelve months ended
	March 31,	December 31,
	2024	2023
Net income	$102,328	$103,882
Adjusted to exclude:
Interest expense, net	42,521	38,149
Income tax expense (benefit)	(543)	(408)
Depreciation and amortization	116,856	108,889
Executive departure-related adjustments (1)	1,554	(806)
Adjusted EBITDA	$262,716	$249,706
(1)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended
	March 31,
	2024	2023
Net income	$23,306	$24,860
Adjusted to exclude:
Interest expense, net	14,151	9,779
Income tax expense (benefit)	(335)	(200)
Depreciation and amortization	33,860	25,893
Pro rata share of interest expense, net - unconsolidated joint ventures	2,169	2,131
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,540	2,670
EBITDAre	$75,691	$65,133
Executive departure-related adjustments (1)	1,554	(806)
Adjusted EBITDAre	$77,245	$64,327

	Twelve months ended
	March 31,	December 31,
	2024	2023
Net income	$102,328	$103,882
Adjusted to exclude:
Interest expense, net	42,521	38,149
Income tax expense (benefit)	(543)	(408)
Depreciation and amortization	116,856	108,889
Pro-rata share of interest expense, net - unconsolidated joint ventures	8,817	8,779
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	10,384	10,514
EBITDAre	$280,363	$269,805
Executive departure-related adjustments (1)	1,554	(806)
Adjusted EBITDAre	$281,917	$268,999
(1)For the 2024 period, represents executive severance costs. For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	March 31, 2024
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,471,619	$159,645	$1,631,264
Less:
Cash and cash equivalents	(8,137)	(7,094)	(15,231)
Short-term investments (1)	(7,739)	—	(7,739)
Total cash and cash equivalents and short-term investments	(15,876)	(7,094)	(22,970)
Net debt	$1,455,743	$152,551	$1,608,294

	December 31, 2023
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,439,203	$159,979	$1,599,182
Less:
Cash and cash equivalents	(12,778)	(7,020)	(19,798)
Short-term investments (1)	(9,187)	—	(9,187)
Total cash and cash equivalents and short-term investments	(21,965)	(7,020)	(28,985)
Net debt	$1,417,238	$152,959	$1,570,197
(1)     Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Non-GAAP Pro Rata Balance Sheet Information as of March 31, 2024 (in thousands)

Non-GAAP
Pro Rata Share of Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$40,627
Buildings, improvements and fixtures	231,796
Construction in progress	67
272,490
Accumulated depreciation	(103,413)
Total rental property, net	169,077
Cash and cash equivalents	7,094
Deferred lease costs and other intangibles, net	1,319
Prepaids and other assets	6,730
Total assets	$184,220
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$159,645
Accounts payable and accruals	6,508
Total liabilities	166,153
Owners’ Equity	18,067
Total liabilities and owners’ equity	$184,220
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our consolidated balance sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.1 million as of March 31, 2024 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Non-GAAP Pro Rata Statement of Operations Information for the three months ended March 31, 2024 (in thousands)

	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$10,946
Other revenues	—	302
Total revenues	—	11,248
Expense:
Property operating	—	3,996
General and administrative	—	58
Depreciation and amortization	—	2,540
Total expenses	—	6,594
Other income (expense):
Interest expense	—	(2,270)
Other income (expenses)	80	132
Total other income (expense)	80	(2,138)
Net income	$80	$2,516

The table below provides details of the components included in our share of rental revenues for the three months ended March 31, 2024 (in thousands)

	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$6,822
Percentage rentals	—	438
Tenant expense reimbursements	—	3,756
Lease termination fees	—	—
Market rent adjustments	—	—
Straight-line rent adjustments	—	(133)
Uncollectible tenant revenues	—	63
Rental revenues	$—	$10,946

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Guidance for 2024

Based on the Company’s results to date and its outlook for the remainder of 2024, management is increasing its full-year 2024 guidance with its current expectations for net income, FFO and Core FFO per share for 2024 as follows:

For the year ending December 31, 2024:	Revised		Previous
	Low Range	High Range	Low Range	High Range
Estimated diluted net income per share	$0.84	$0.92	$0.83	$0.91
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.18	1.18	1.18	1.18
Estimated diluted FFO per share	$2.02	$2.10	$2.01	$2.09
Executive severance costs	0.01	0.01	0.01	0.01
Estimated diluted Core FFO per share	$2.03	$2.11	$2.02	$2.10

Tanger’s estimates reflect the following key assumptions (dollars and shares in millions):

For the year ending December 31, 2024:	Revised		Previous
	Low Range	High Range	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	2.25%	4.25%	2.0%	4.0%
General and administrative expense, excluding executive severance	$76.5	$79.5	$76.5	$79.5
Interest expense - consolidated	$59.5	$61.5	$59.5	$61.5
Other income (expense) (1)	$—	$2.0	$—	$2.0
Annual recurring capital expenditures, renovations and second generation tenant allowances	$50.0	$60.0	$50.0	$60.0
(1)     Includes interest income.

Weighted average diluted common shares are expected to range from approximately 109 million to 110 million for earnings per share and 114 million to 115 million for FFO and Core FFO per share. The estimates above do not include the impact of the acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement,” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

We present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive officer severance, certain executive departure-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.

We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive officer severance, gain on sale of non-real estate asset, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company’s ongoing operating performance.

We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and Short-Term Investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company’s leverage. We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024

Investor Information
Tanger® welcomes any questions or comments from shareholders, analysts, investment managers, and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Inc.
Investor Relations
Phone:	(336) 292-3010
Fax:	(336) 297-0931
E-mail:	tangerir@tanger.com
Mail:	Tanger Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended March 31, 2024